UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2022

KEYSIGHT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36334	46-4254555
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1400 Fountaingrove Parkway		95403
Santa Rosa	CA
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (800) 829-4444

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name on each exchange on which registered
Common Stock, par value $0.01 per share	KEYS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 22, 2022, Ron Nersesian notified the Keysight Technologies Inc. (the Company”) Board of Directors (the “Board”) of his intent to retire as the President, Principal Executive Officer and Chief Executive Officer of the Company effective May 1, 2022. Mr. Nersesian will remain with the Company as the Executive Chairman of the Board.
(c) On February 22, 2022, the Board appointed Satish Dhanasekaran, age 49, current Chief Operating Officer of the Company as President, Principal Executive Officer and Chief Executive Officer of the Company, effective May 1, 2022.
(d) On February 22, 2022, following the recommendation of the Nominating and Corporate Governance Committee, the Board resolved to increase the size of the Board from ten (10) directors to eleven (11) directors and appointed Satish Dhanasekaran as a member of the Board, effective May 1, 2022. Mr. Dhanasekaran will serve as a Class III director with a term expiring at the 2023 Annual Meeting of the Stockholders.
Mr. Dhanasekaran has served as Senior Vice President and Chief Operating Officer of the Company since October 2020. From July 2017 to October 2020, Mr. Dhanasekaran served as Company Senior Vice President and President of the Communications Solutions Group (CSG). From May 2016 to July 2017, Mr. Dhanasekaran served as Vice President and General Manager, Wireless Devices and Operators business segment and from June 2015 to May 2016 he served as the General Manager of the Mobile Broadband Operation. Prior to that, Mr. Dhanasekaran held a variety of senior customer-facing leadership positions. Mr. Dhanasekaran self-identifies as Asian male.
Mr. Dhanasekaran will receive no additional compensation for his service as an executive director in accordance with the Company’s director compensation program. Mr. Dhanasekaran has previously entered into the Company’s standard form of change in control agreement and standard form of indemnification agreement.
There are no arrangements or understandings between Mr. Dhanasekaran and any other person pursuant to which Mr. Dhanasekaran was elected as a director. There are no transactions in which Mr. Dhanasekaran has an interest requiring disclosure under Item 404(a) of Regulation S-K of the Securities Act.
The Company issued a press release on February 24, 2022, announcing the retirement of Mr. Nersesian, the appointment of Mr. Dhanasekaran as President, Principal Executive Officer and Chief Executive Officer of the Company and the appointment of Mr. Dhanasekaran to the Board. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following is furnished as an exhibit to this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act:

Exhibit No.	Description
99.1	Press release, dated February 24, 2022, announcing management changes.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYSIGHT TECHNOLOGIES, INC.

	By:	/s/ JoAnn Juskie
	Name:	JoAnn Juskie
	Title:	Vice President, Assistant General Counsel and
Assistant Secretary

Date: February 24, 2022

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